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                                                                    EXHIBIT 3.2

                           PROVIDENT COMPANIES, INC.

                                     BYLAWS


      (As Amended by Action of the Board of Directors on October 28, 1998)

                                   SECTION I

                                 CAPITAL STOCK

     SECTION 1.1. CERTIFICATES. Every holder of stock in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares in the Corporation owned by such holder. If such certificate is countersigned (a) by a transfer agent other than the Corporation or its employee, or, (b) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

     SECTION 1.2. RECORD OWNERSHIP. A record of the name and address of the holder of each certificate, the number of shares represented thereby and the date of issue thereof shall be made on the Corporation's books. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the laws of the State of Delaware.

     SECTION 1.3. TRANSFER OF RECORD OWNERSHIP. Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby, which certificate shall be canceled before the new certificate is issued.

     SECTION 1.4. LOST CERTIFICATES. Any person claiming a stock certificate in lieu of one lost, stolen or destroyed shall give the Corporation an affidavit as to such person's ownership of the certificate and of the facts which go to prove its loss, theft or destruction. Such person shall also, if required by policies adopted by the Board of Directors, give the Corporation a bond, in such form as may be approved by the Corporation, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of the certificate or the issuance of a new certificate.
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     SECTION 1.5.  TRANSFER AGENTS; REGISTRARS; RULES RESPECTING CERTIFICATES.
The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

     SECTION 1.6. RECORD DATE. The Board of Directors may fix in advance a future date, not exceeding 60 days (nor, in the case of a stockholders' meeting, less than ten days) preceding the date of any meeting of stockholders, payment of dividend or other distribution, allotment of rights, or change, conversion or exchange of capital stock or for the purpose of any other lawful action, as the record date for determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or to receive any such dividend or other distribution or allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to participate in any such other lawful action, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof, or to receive such dividend or other distribution or allotment of rights, or to exercise such rights, or to participate in any such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.


                                   SECTION II

                            MEETINGS OF STOCKHOLDERS

     SECTION 2.1. ANNUAL. The annual meeting of stockholders for the election of directors and the transaction of such other proper business shall be held on the first Wednesday in May, unless otherwise specified by resolution adopted by the Board of Directors, and at the time and place, within or without the State of Delaware, as determined by the Board of Directors.

     SECTION 2.2. SPECIAL. Special meetings of stockholders for any purpose or purposes may be called only by the President, the Board of Directors, pursuant to a resolution adopted by a majority of the members of the Board of Directors then in office, or upon written request of the holders of at least ten (10) percent of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. Special meetings may be held at any place, within or without the State of Delaware, as determined by the Board of Directors. The only business which may be conducted at such a meeting, other than procedural matters and matters relating to the conduct of the meeting, shall be the matter or matters described in the notice of the meeting.

     SECTION 2.3. NOTICE. Written notice of each meeting of stockholders, stating the date, time, place and, in the case of a special meeting, the purpose thereof, shall be given as provided by law by the Secretary or an Assistant Secretary not less than ten days nor more than 60 days before

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such meeting (unless a different time is specified by law) to every stockholder entitled by law to notice of such meeting.

     SECTION 2.4. LIST OF STOCKHOLDERS. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and shall be open to the examination of any stockholder, for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified at the place where the meeting is to be held, for at least ten days before the meeting and at the place of the meeting during the whole time of the meeting.

     SECTION 2.5. QUORUM. The holders of shares of stock entitled to cast a majority of the votes on the matters at issue at a meeting of stockholders, present in person or represented by proxy, shall constitute a quorum, except as otherwise required by the Delaware General Corporation Law. In the event of a lack of a quorum, the chairman of the meeting or a majority in interest of the stockholders present in person or represented by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be obtained. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

     SECTION 2.6. ORGANIZATION AND PROCEDURE. (a) The President, or, in the absence of the President, any other person designated by the Board of Directors, shall preside at meetings of stockholders. The Secretary of the Corporation shall act as secretary, but in the absence of the Secretary, the presiding officer may appoint a secretary.

     (b) At each meeting of stockholders, the chairman of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting and shall determine the order of business and all other matters of procedure. Except to the extent inconsistent with any such rules and regulations as adopted by the Board of Directors, the chairman of the meeting may establish rules, which need not be in writing, to maintain order for the conduct of the meeting, including, without limitation, restricting attendance to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the chairman and making rules governing speeches and debates. The chairman of the meeting acts in his or her absolute discretion and his or her rulings are not subject to appeal.

     SECTION 2.7. VOTING. Unless otherwise provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to
Article IV of the Certificate of Incorporation or by the Delaware General Corporation Law, each stockholder shall be entitled to one vote, in person or by written proxy, for each share held of record by such stockholder who is entitled to vote generally in the election of directors. All elections for the Board of Directors shall be decided by a plurality of the votes cast and all other questions shall be decided by a majority of the

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votes cast, except as otherwise required by the Delaware General Corporation
Law or as provided for in the Certificate of Incorporation or these Bylaws. Abstentions shall not be considered to be votes cast.

     SECTION 2.8. INSPECTORS. The Board of Directors by resolution shall, in advance of any meeting of stockholders, appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated by the Board of Directors as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the Delaware General Corporation Law.

     SECTION 2.9.  NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

     (a) Annual Meetings of Stockholders.
         --------------------------------

         (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.

         (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information

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relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

     (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

     (b) Special Meetings of Stockholders.  Only such business shall be
         --------------------------------
conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this Bylaw shall be delivered to the Secretary of the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public

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announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

     (c)  General.
          --------

          (1) Only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

          (2) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          (3) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with the respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights
(i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.


                                  SECTION III

                              BOARD OF DIRECTORS

     SECTION 3.1. POWERS AND NUMBER. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In furtherance, and not in limitation, of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to:

     (a) adopt, amend, alter, change or repeal the Bylaws of the Corporation; provided, however, that no Bylaws hereafter adopted shall invalidate any prior act of the directors that would have been valid if such new Bylaws had not been adopted;

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     (b) determine the rights, powers, duties, rules and procedures that affect the power of the Board of Directors to manage and direct the business and affairs of the Corporation, including the power to designate and empower committees of the Board of Directors, to elect, appoint and empower the officers and other agents of the Corporation, and to determine the time and place of, and the notice requirements for, Board meetings, as well as quorum and voting requirements for, and the manner of taking, Board action; and

     (c) exercise all such powers and do all such acts as may be exercised or done by the Corporation, subject to the provisions of the laws of the State of Delaware and the Certificate of Incorporation and the Bylaws of the Corporation.

     The number of directors constituting the Board of Directors shall be as authorized from time to time by a vote of a majority of the members of the Board of Directors then in office.

     SECTION 3.2. RESIGNATION. A director may resign at any time by giving written notice to the President or to the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

     SECTION 3.3. VACANCIES. Any vacancies in the Board of Directors for any reason and any newly created directorships resulting by reason of any increase in the number of directors may be filled only by the Board of Directors, acting by a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director, unless there are no remaining directors, in which event the stockholders may fill such vacancies in accordance with Delaware law. Any directors so appointed shall hold office until the next election of directors and until their successors are elected and qualified or their earlier resignation or removal.

     SECTION 3.4. REMOVAL OF DIRECTORS. Except as may be provided in a designation of the preferences, limitations and relative rights of any class or series of Preferred Stock pursuant to Article IV hereof with respect to any directors elected by the holders of such class or series, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the holders of a majority of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

     SECTION 3.5. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without further notice at such time as shall from time to time be determined by the Board of Directors. Unless otherwise determined by the Board of Directors, the locations of the regular meetings of the Board of Directors shall be in Chattanooga, Tennessee. A meeting of the Board of Directors for the election of officers and the transaction of such other business as may come before it may be held without notice immediately following the annual meeting of stockholders.

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     SECTION 3.6.  SPECIAL MEETINGS.  Special meetings of the Board of Directors may be called by the President or at the request in writing of one third of the members of the Board of Directors then in office.

     SECTION 3.7. NOTICE OF SPECIAL MEETINGS. Notice of the date, time and place of each special meeting shall be mailed by regular mail to each director at his designated address at least six days before the meeting; or sent by overnight courier to each director at his designated address at least two days before the meeting (with delivery scheduled to occur no later than the day before the meeting); or given orally by telephone or other means, or by telegraph or telecopy, or by any other means comparable to any of the foregoing, to each director at his designated address at least 24 hours before the meeting; provided, however, that if less than five days' notice is provided and one third of the members of the Board of Directors then in office object in writing prior to or at the commencement of the meeting, such meeting shall be postponed until five days after such notice was given pursuant to this sentence (or such shorter period to which a majority of those who objected in writing agree), provided that notice of such postponed meeting shall be given in accordance with this
Section 3.7. The notice of the special meeting shall state the general purpose of the meeting, but other routine business may be conducted at the special meeting without such matter being stated in the notice.

     SECTION 3.8. PLACE OF MEETINGS. The Board of Directors may hold their meetings and have an office or offices inside or outside of the State of Delaware.

     SECTION 3.9. TELEPHONIC MEETING AND PARTICIPATION. Any or all of the directors may participate in a meeting of the Board of Directors or any committee thereof by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

     SECTION 3.10. ACTION BY DIRECTORS WITHOUT A MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     SECTION 3.11. QUORUM AND ADJOURNMENT. A majority of the directors then holding office shall constitute a quorum. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Whether or not a quorum is present to conduct a meeting, any meeting of the Board of Directors (including an adjourned meeting) may be adjourned by a majority of the directors present, to reconvene at a specific time and place. It shall not be necessary to give to the directors present at the adjourned meeting notice of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting that was adjourned; provided, however, notice of such reconvened meeting, stating

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the date, time, and place of the reconvened meeting, shall be given to the directors not present at the adjourned meeting in accordance with the requirements of Section 3.7 hereof.

     SECTION 3.12. ORGANIZATION. The President, or, in the absence of the President, a member of the Board selected by the members present, shall preside at meetings of the Board. The Secretary of the Corporation shall act as secretary, but in the absence of the Secretary, the presiding officer may appoint a secretary.

     SECTION 3.13. COMPENSATION OF DIRECTORS. Directors shall receive such compensation for their services as the Board of Directors may determine. Any director may serve the Corporation in any other capacity and receive compensation therefor.

     SECTION 3.14. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors when a vote on any matter is taken is deemed to have assented to the action taken unless he votes against or abstains from the action taken, or unless at the beginning of the meeting or promptly upon arrival the director objects to the holding of the meeting or transacting specified business at the meeting. Any such dissenting votes, abstentions or objections shall be entered in the minutes of the meeting.


                                   SECTION IV

                                   COMMITTEES

     SECTION 4.1. COMMITTEES. The Board of Directors may, by resolutions passed by a majority of the members of the Board of Directors, designate members of the Board of Directors to constitute other committees which shall in each case consist of such number of directors, and shall have and may execute such powers as may be determined and specified in the respective resolutions appointing them. Any such committee may fix its rules of procedure, determine its manner of acting and the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. Unless otherwise provided by the Board of Directors or such committee, the quorum, voting and other procedures shall be the same as those applicable to actions taken by the Board of Directors. A majority of the members of the Board of Directors then in office shall have the power to change the membership of any such committee at any time, to fill vacancies therein and to discharge any such committee or to remove any member thereof, either with or without cause, at any time.

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                                   SECTION V

                                    OFFICERS

     SECTION 5.1. DESIGNATION. The officers of the Corporation shall be a President, one or more Vice Presidents in such gradations as the Board of Directors may determine, a Treasurer, one or more Assistant Treasurers, a Comptroller, one or more Assistant Comptrollers, a Secretary, and one or more Assistant Secretaries, as may be elected by the Board. The Board of Directors may elect or appoint, or provide for the appointment of, such officers or agents as may from time to time appear necessary or advisable in the conduct of the business and affairs of the Corporation. Any number of offices may be held by the same person.

     SECTION 5.2. ELECTION TERM. At its first meeting after each annual meeting of stockholders, the Board of Directors shall elect the officers or provide for the appointment thereof. Subject to Section 5.3 and Section 5.4 hereof, the term of each officer elected by the Board of Directors shall be until the first meeting of the Board of Directors following the next annual meeting of stockholders and until such officer's successor is chosen and qualified.

     SECTION 5.3. RESIGNATION. Any officer may resign at any time by giving written notice to the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

     SECTION 5.4. REMOVAL. Any officer may be removed at any time with or without cause by the affirmative vote of a majority of the members of the Board of Directors then in office. Any officer appointed by another officer may be removed with or without cause by such officer or the Chief Executive Officer.

     SECTION 5.5. VACANCIES. A vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors or, in the case of offices held by officers who may be appointed by other officers, by any officer authorized to appoint such officer.

     SECTION 5.6. CHIEF EXECUTIVE OFFICER. The President shall initially be the Chief Executive Officer of the Corporation and thereafter, at such time as the Board of Directors shall determine, the Chief Executive Officer shall be such officer as the Board of Directors shall designate from time to time. The Chief Executive Officer shall be responsible for carrying out the policies adopted by the Board of Directors.

     SECTION 5.7. PRESIDENT. The President shall have such powers and perform such duties as may be provided for herein and as may be incident to the office and as may be assigned by the Board of Directors.

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     SECTION 5.8.  CHAIRMAN OF THE BOARD.  The Board, in its discretion may elect a Chairman of the Board, who shall have such powers and perform such duties as may be incident to the office and as may be assigned by the Board of Directors.

     SECTION 5.9. VICE PRESIDENT. Each Vice President shall have such powers and perform such duties as may be provided for herein and as may be assigned by the President or the Board of Directors.

     SECTION 5.10. TREASURER. The Treasurer shall have charge of all funds of the Corporation and shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors.

     SECTION 5.11. COMPTROLLER. The Comptroller shall have the custody and operation of the accounting books and records of the Corporation and shall perform all acts incident to the position of Comptroller, subject to the control of the Board of Directors.

     SECTION 5.12. SECRETARY. The Secretary shall keep the minutes, and give notices, of all meetings of stockholders and directors and of such committees as directed by the Board of Directors. The Secretary shall have charge of such books and papers as the Board of Directors may require. The Secretary or any Assistant Secretary is authorized to certify copies of extracts from minutes and of documents in the Secretary's charge and anyone may rely on such certified copies to the same effect as if such copies were originals and may rely upon any statement of fact concerning the Corporation certified by the Secretary (or any Assistant Secretary). The Secretary shall perform all acts incident to the office of Secretary, subject to the control of the Board of Directors.

     SECTION 5.13. ASSISTANT SECRETARIES, ASSISTANT TREASURERS AND ASSISTANT COMPTROLLERS. Assistant Secretaries, Assistant Treasurers and Assistant Comptrollers shall have such powers and perform such duties as usually pertain to their respective offices and as may be assigned by the Board of Directors or an officer designated by the Board of Directors.

     SECTION 5.14. COMPENSATION OF OFFICERS. The officers of the Corporation shall receive such compensation for their services as the Board of Directors or the appropriate committee thereof may determine. The Board of Directors may delegate its authority to determine compensation to designated officers of the Corporation.

     SECTION 5.15. EXECUTION OF INSTRUMENTS. Checks, notes, drafts, other commercial instruments, assignments, guarantees of signatures and contracts (except as otherwise provided herein or by law) shall be executed by the President or such officers or employees or agents as the Board of Directors or the President may direct.

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

     SECTION 5.16. MECHANICAL ENDORSEMENTS. The President or the Secretary may authorize any endorsement on behalf of the Corporation to be made by such mechanical means or stamps as any of such officers may deem appropriate.


                                   SECTION VI

                                INDEMNIFICATION

     SECTION 6.1. INDEMNIFICATION PROVISIONS IN CERTIFICATE OF INCORPORATION. The provisions of this Section VI are intended to supplement Article V of the Certificate of Incorporation pursuant to Sections 5.2 and 5.3 thereof. To the extent that this Section VI contains any provisions inconsistent with said
Article V, the provisions of the Certificate of Incorporation shall govern. Terms defined in such Article V shall have the same meaning in this Section VI.

     SECTION 6.2. INDEMNIFICATION OF EMPLOYEES. The Corporation may indemnify and advance expenses to its employees to the same or any lesser extent as to its directors and officers, as set forth in the Certificate of Incorporation and in this Section VI of the Bylaws of the Corporation.

     SECTION 6.3. UNDERTAKINGS FOR ADVANCES OF EXPENSES. If and to the extent the Delaware General Corporation Law requires, an advancement by the Corporation of expenses incurred by an indemnitee pursuant to clause (iii) of the last sentence of Section 5.1 of the Certificate of Incorporation (hereinafter an "advancement of expenses") shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under Article V of the Certificate of Incorporation or otherwise.

     SECTION 6.4. CLAIMS FOR INDEMNIFICATION. If a claim for indemnification under Section 5.1 of the Certificate of Incorporation is not paid in full by the Corporation within 60 days after it has been received in writing by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses only upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in Section 145 of the Delaware General Corporation Law (or any successor provision or provisions). Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in
Section 145 of the Delaware General Corporation Law (or any successor provision or provisions), nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to have or retain such advancement of expenses, under Article V of the Certificate of Incorporation or this Section VI or otherwise, shall be on the Corporation.

     SECTION 6.5. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the Corporation or another enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     SECTION 6.6. SEVERABILITY. In the event that any of the provisions of this Section VI (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.


                                  SECTION VII

                                 MISCELLANEOUS

     SECTION 7.1. SEAL. The Corporation shall have a suitable seal, containing the name of the Corporation. The Secretary shall be in charge of the seal and may authorize one or more duplicate seals to be kept and used by any other officer or person.

     SECTION 7.2. WAIVER OF NOTICE. Whenever any notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 7.3. VOTING OF STOCK OWNED BY THE CORPORATION. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or such officers or employees or agents as the Board of Directors or the President may direct. Any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may from time to time confer like powers upon any other person or persons.


                                  SECTION VIII

                              AMENDMENT OF BYLAWS

     The Board of Directors shall have power to amend, alter, change, adopt or repeal the Bylaws of the Corporation by a two-thirds vote of the members of the Board of Directors then in office, but such power shall not limit the power of the stockholders to amend, alter, change, adopt or repeal the Bylaws. The stockholders also shall have the power to amend, alter, change, adopt or repeal the Bylaws of the Corporation at any annual or special meeting subject to the requirements of the Certificate of Incorporation.